Exhibit 10.4

PROMISSORY NOTE

(Portfolio A)

$124,833.51	February 13, 2009

FOR VALUE RECEIVED, the undersigned, CLST Asset III, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of Timothy S. Durham (the “Lender”) the principal sum of ONE HUNDRED TWENTY-FOUR THOUSAND EIGHT HUNDRED THIRTY-THREE DOLLARS AND FIFTY-ONE CENTS ($124,833.51) together with interest as provided herein (the “Loan”).

The Borrower shall repay the Loan in eleven (11) quarterly installments, which shall consist of (i) equal principal payments of $11,348.50 each, plus (ii) all interest accrued through such payment date (together, the “Term Loan Payment”).  Beginning on April 1, 2009, each Term Loan Payment shall be payable on the first day of each January, April, July and October.  The Borrower’s final Term Loan Payment, due on August 13, 2011, shall include all outstanding principal and accrued and unpaid interest under the Loan.

The Borrower may prepay this note in whole at any time or in part from time to time.  Any such prepayment shall be applied first to accrued interest, then to principal hereunder in inverse order of maturity.

All payments by the Borrower shall be made to the Lender at 111 Monument Circle Suite 3680 Indianapolis, IN  46204 and shall be payable in lawful currency of the United States in immediately available funds.

Principal of this note outstanding from time to time shall bear interest at a rate per annum which shall from day to day equal the Floating Rate, each change in the rate charged hereunder to become effective without notice to the Borrower on the effective date of each change in the Floating Rate or the Maximum Lawful Rate, as applicable; provided that interest charged hereunder shall be limited to the Maximum Lawful Rate. Interest on this note shall be calculated on the basis of actual days elapsed and computed as if each year consisted of 365 days, subject to the limitations of the Maximum Lawful Rate.  If at any time or from time to time the rate of interest applicable to this note is limited to the Maximum Lawful Rate, then any subsequent reduction in the Floating Rate shall not reduce the rate of interest payable below the Maximum Lawful Rate until the total amount of interest accrued from and after the date of this note equals the amount of interest which would have accrued thereon if the Floating Rate had at all times been in effect.

If any principal of or interest on this note is not paid in accordance with the provisions contained herein, such overdue principal and, to the extent permitted by applicable law, overdue interest shall bear interest from the due date, payable on demand, until paid at a rate per annum equal to the sum of five percent (5.0%) plus the LIBOR Rate from time to time in effect, subject to the limitations of the Maximum Lawful Rate.

As used herein, (a) the term “Maximum Lawful Rate” means the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received by the Lender under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.  To the extent the laws of the State of Texas are applicable for the purpose of determining the Maximum Lawful Rate, such term shall mean the weekly ceiling from time to time in effect as referred to and defined in Chapter 303 of the Finance Code of Texas, as amended, and in any case after taking into account, to the extent required by applicable law, any and all relevant payments, charges and calculations, (b) the term “Floating Rate” means for any day a per annum interest rate equal to the sum of four percent (4.0%) plus the LIBOR Rate from time to time in effect, but in no event exceeding the Maximum Lawful Rate, and (c) “LIBOR Rate” means a fluctuating rate of interest which shall initially be equal to the three month London interbank offered rate as of the date of this note as published in the “Money Rates” section of The Wall Street Journal, which rate shall be adjusted as of the first day of each January, April, July and October hereafter to be such rate as determined from such source as of each such adjustment date (or if such rate from such source is not available for any adjustment date, such rate from such source as of the last business day prior to the applicable adjustment date).

Regardless of any provision contained herein, the Lender shall never be entitled to receive, collect or apply, as interest on this note, any amount in excess of the Maximum Lawful Rate, and in the event the Lender ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal on this note and treated hereunder as such; and if this note is paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Borrower and the Lender shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread the total amount of the interest throughout the entire contemplated term of this note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of this note; provided that if the unpaid principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Lender shall refund to the Borrower the amount of such excess and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

This note has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas.  This note, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the laws of the State of Texas without giving effect to its choice of law principles.

The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Texas state court sitting in Dallas, Dallas County, Texas in any action or proceeding arising out of or relating to this note or any other agreement or document executed in connection herewith, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and the Borrower hereby specifically consents to the jurisdiction of the State District Courts of Dallas County, Texas and the United States District Court for the Northern District of Texas, Dallas Division.

 [Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this note to be executed by its duly authorized representative as of the date first written above.

CLST ASSET III, LLC

By:	/s/ ROBERT A. KAISER
Robert Kaiser
Manager

Portfolio A Promissory Note (Tim Durham)